BDO Dunwoody LLP	600 Cathedral Place
Chartered Accountants	925 West Georgia Street
Vancouver, BC, Canada V6C 3L2
Telephone: (604) 688-5421
Telefax: (604) 688-5132
E-mail: vancouver@bdo.ca
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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Navitrak International Corporation

Halifax, Canada

We hereby consent to the use in the Prospectus constituting a part of this Form SB-2 Registration Statement of our report dated February 6, 2006 relating to the consolidated financial statements of Navitrak International Corporation (“the Company”, formerly Flashpoint International, Inc.) and the financial statements of its predecessor, Navitrak International Corporation, which are contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Dunwoody LLP

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BDO DUNWOODY LLP
Chartered Accountants

Vancouver, Canada

May 5, 2006